UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 29, 2008

Dean Foods Company
(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
2515 McKinney Avenue, LB 30, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Underwriting Agreement
Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

Item 8.01. Other Events.
     On February 29, 2008, Dean Foods Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. to issue and sell 18,700,327 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-149439) and a related prospectus supplement filed with the Securities and Exchange Commission.
     The Company expects to receive net proceeds from the offering of approximately $399.8 million (after deducting estimated offering expenses). The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
     Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated February 29, 2008, regarding the legality of the Shares upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement dated February 29, 2008.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2008	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated February 29, 2008.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).